Exhibit 7.1

BARRICK GOLD CORPORATION

BARRICK GOLD FINANCECO LLC

AND

BARRICK NORTH AMERICA FINANCE LLC

as Issuers

BARRICK GOLD CORPORATION

as Guarantor

AND

THE BANK OF NEW YORK

as Trustee

Indenture

Dated as of                     , 2008

BARRICK GOLD CORPORATION

BARRICK GOLD FINANCECO LLC

BARRICK NORTH AMERICA FINANCE LLC

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of                     , 2008

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	607
(a)(2)	607
(b)	608
§ 312(c)	701
§ 314(a)	703
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	102
§ 315(b)	601
§ 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104(e)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	111

TABLE OF CONTENTS*

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

i

“Depositary”	5
“Dollar” or “$”	5
“Dollar Equivalent of the Currency Unit”	5
“Dollar Equivalent of the Foreign Currency”	5
“Election Date”	5
“Euro”	5
“Euroclear”	5
“Event of Default”	5
“Exchange Date”	5
“Exchange Rate Agent”	5
“Exchange Rate Officer’s Certificate”	5
“Excluded Holder”	5
“Extension Notice”	6
“Extension Period”	6
“Federal Bankruptcy Code”	6
“Final Maturity”	6
“Financial Instrument Obligations”	6
“First Currency”	6
“Foreign Currency”	6
“Funded Debt”	6
“Governmental Authority”	6
“Government Obligations”	6
“Guarantee”	7
“Guaranteed Securities”	7
“Guarantor”	7
“Holder”	7
“Indebtedness”	7
“Indenture”	7
“Indexed Security”	8
“interest”	8
“Interest Payment Date”	8
“Issuer”	8
“Issuer Request” or “Issuer Order”	8
“Judgment Currency”	8
“Lien”	8
“mandatory sinking fund payment”	8
“Market Exchange Rate”	8
“Maturity”	9
“Non-Recourse Debt”	9
“North American Subsidiary”	9
“Officers’ Certificate”	9
“Opinion of Counsel”	9
“Optional Reset Date”	9
“optional sinking fund payment”	9
“Original Issue Discount Security”	9
“Original Stated Maturity”	9

“Other Currency”	9
“Outstanding”	9
“Paying Agent”	11
“Permitted Liens”	11
“Person”	12
“Place of Payment”	12
“Predecessor Security”	12
“Principal Asset”	13
“Purchase Money Mortgage”	13
“rate(s) of exchange”	13
“Redemption Date”	13
“Redemption Price”	13
“Registered Security”	13
“Regular Record Date”	13
“Repayment Date”	13
“Repayment Price”	13
“Required Currency”	13
“Reset Notice”	13
“Responsible Officer”	13
“Restricted Subsidiary”	14
“Securities”	14
“Security Register”	14
“Security Registrar”	14
“Specified Amount”	14
“Special Record Date”	14
“Stated Maturity”	14
“Subsidiary”	14
“Subsidiary Issuer”	14
“Subsequent Interest Period”	15
“Trust Indenture Act”	15
“Trustee”	15
“United States”	15
“U.S. GAAP”	15
“Valuation Date”	15
“Vice President”	15
“Voting Stock”	15
“Yield to Maturity”	15
SECTION 102. Compliance Certificates and Opinions	15
SECTION 103. Form of Documents Delivered to Trustee	16
SECTION 104. Acts of Holders	17
SECTION 105. Notices, etc. to Trustee, Company, Subsidiary Issuers and Guarantor	18
SECTION 106. Notice to Holders; Waiver	19
SECTION 107. Effect of Headings and Table of Contents	20
SECTION 108. Successors and Assigns	20
SECTION 109. Separability Clause	20
SECTION 110. Benefits of Indenture	20

v

SECTION 903. Execution of Supplemental Indentures	76
SECTION 904. Effect of Supplemental Indentures	76
SECTION 905. Conformity with Trust Indenture Act	76
SECTION 906. Reference in Securities to Supplemental Indentures	76
SECTION 907. Notice of Supplemental Indentures	77

ARTICLE TEN
COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest	77
SECTION 1002. Maintenance of Office or Agency	77
SECTION 1003. Money for Securities Payments to Be Held in Trust	79
SECTION 1004. Statement as to Compliance	80
SECTION 1005. Additional Amounts	81
SECTION 1006. Payment of Taxes and Other Claims	83
SECTION 1007. Maintenance of Properties	83
SECTION 1008. Corporate Existence	83
SECTION 1009. Limitation on Liens	83
SECTION 1010. Waiver of Certain Covenants	84

ARTICLE ELEVEN
REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article	85
SECTION 1102. Election to Redeem; Notice to Trustee	85
SECTION 1103. Selection by Trustee of Securities to Be Redeemed	85
SECTION 1104. Notice of Redemption	85
SECTION 1105. Deposit of Redemption Price	86
SECTION 1106. Securities Payable on Redemption Date	87
SECTION 1107. Securities Redeemed in Part	88
SECTION 1108. Tax Redemption	88

ARTICLE TWELVE
SINKING FUNDS

SECTION 1201. Applicability of Article	89
SECTION 1202. Satisfaction of Sinking Fund Payments with Securities	90
SECTION 1203. Redemption of Securities for Sinking Fund	90

ARTICLE THIRTEEN
REPAYMENT AT OPTION OF HOLDERS

SECTION 1301. Applicability of Article	91
SECTION 1302. Repayment of Securities	91
SECTION 1303. Exercise of Option	92
SECTION 1304. When Securities Presented for Repayment Become Due and Payable	92
SECTION 1305. Securities Repaid in Part	93

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Option to Effect Defeasance or Covenant Defeasance	93
SECTION 1402. Defeasance and Discharge	94
SECTION 1403. Covenant Defeasance	94
SECTION 1404. Conditions to Defeasance or Covenant Defeasance	95
SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	97
SECTION 1406. Reinstatement	98

ARTICLE FIFTEEN
GUARANTEE OF GUARANTEED SECURITIES

SECTION 1501. Guarantee	98
SECTION 1502. Execution and Delivery of Guarantees	99
SECTION 1503. Notice to Trustee	100
SECTION 1504. This Article Not to Prevent Events of Default	100

ARTICLE SIXTEEN
MEETINGS OF HOLDERS OF SECURITIES

SECTION 1601. Purposes for Which Meetings May Be Called	100
SECTION 1602. Call, Notice and Place of Meetings	101
SECTION 1603. Persons Entitled to Vote at Meetings	101
SECTION 1604. Quorum; Action	101
SECTION 1605. Determination of Voting Rights; Conduct and Adjournment of Meetings	102
SECTION 1606. Counting Votes and Recording Action of Meetings	103

TESTIMONIUM	104

SIGNATURES	104

FORM OF SECURITY	A-3

FORMS OF CERTIFICATION	B-1

INDENTURE, dated as of                     , 2008, between BARRICK GOLD CORPORATION, a corporation duly organized and existing under the laws of the Province of Ontario (herein called the “Company”), having its principal office at Brookfield Place, Canada Trust Tower, Suite 3700, 161 Bay Street, Toronto, Ontario, Canada M5J 2S1, BARRICK GOLD FINANCECO LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, BARRICK NORTH AMERICA FINANCE LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (Barrick Gold Financeco LLC and Barrick North America Finance LLC herein each called a “Subsidiary Issuer” and collectively the “Subsidiary Issuers”, and together with the Company in its capacity as an Issuer of Securities, the “Issuers” and each an “Issuer”), having their principal offices at 136 East South Temple, Suite 1800, Salt Lake City, Utah 84111-1135, BARRICK GOLD CORPORATION, in its capacity as guarantor of Securities issued by the applicable Subsidiary Issuer (the “Guarantor”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee (herein called the “Trustee”).

RECITALS

Each of the Issuers has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), which may be convertible into or exchangeable for any securities of any Person (including the Issuers and the Guarantor), to be issued in one or more series as in this Indenture provided.

The Guarantor has duly authorized the execution and delivery of this Indenture, and the making of the Guarantees pursuant to this Indenture (the “Guarantees”).

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Issuers and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles used in the Company’s annual financial statements contained in the Company’s annual report delivered to its shareholders in respect of the fiscal year immediately prior to the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1005.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 611 to authenticate Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” has the meaning specified in Section 501.

“Bankruptcy Order” has the meaning specified in Section 501.

“Bearer Security” means any Security except a Registered Security.

“Board of Directors” means the board of directors of an Issuer or the Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of an Issuer or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“calculation period” has the meaning specified in Section 311.

“Canadian Taxes” has the meaning specified in Section 1005.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” has the meaning specified in Section 304.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. For purposes of clarity, it is hereby understood and agreed that the Company is, where appropriate in the context, sometimes referred to herein as an “Issuer”.

“Company Securities” means Securities issued by the Company and authenticated and delivered under this Indenture.

“Component Currency” has the meaning specified in Section 312.

“Consolidated Net Tangible Assets” means, at a particular date, the aggregate amount of assets (less applicable reserves and other properly deductible items) shown on the most recent consolidated financial statements of the Company filed with or furnished to the Commission by the Company (or, in the event that the Company is not required by law or pursuant to this Indenture to file reports with the Commission, as set forth on the most recent consolidated financial statements provided to the Trustee) less (i) all current liabilities (excluding any portion constituting Funded Debt); (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (excluding from intangibles, for greater certainty, mineral rights, interests in mineral properties, deferred mining, acquisition, exploration and stripping costs and deferred charges relating to hedging agreements); and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of any of the Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries filed with or furnished to the Commission by the Company (or, in the event that the Company is not required by law or pursuant to this Indenture to file reports with the Commission, as set forth on the most recent consolidated financial statements provided to the Trustee) (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with the accounting principles used in the Company’s annual financial statements contained in the Company’s annual report delivered to its shareholders in respect of the fiscal year immediately prior to the date of such computation which, on the date of this Indenture, is U.S. GAAP; provided that in no event shall any amount be deducted in respect of unrealized mark-to-market adjustments (whether positive or negative and whether or not reflected in the Company’s consolidated financial statements) relating to hedging and other financial risk management activities of the Company or any of its Subsidiaries (including, without limitation, commodity, interest rate and foreign exchange trading and sales agreements).

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency (other than the Euro or other currency unit) both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) the Euro or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.

“Corporate Trust Office” means the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business may be administered, which office on the date of execution of this Indenture is located at 101 Barclay Street – 4E, New York, New York 10286 or, in the case of Holders in Ontario, BNY Trust Company of Canada, Suite 1101, 4 King Street West, Toronto, Ontario M5H 1B6.

“corporation” includes corporations, associations, companies and business trusts, except that the term “corporation”, as used in the definition of “Subsidiary”, shall only include corporations.

“covenant defeasance” has the meaning specified in Section 1403.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Custodian” has the meaning specified in Section 501.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“defeasance” has the meaning specified in Section 1402.

“Depositary” means, with respect to the Securities of any series, The Depository Trust Company, or any successor thereto, or any other Person designated pursuant to Section 301 with respect to the Securities of such series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).

“Election Date” has the meaning specified in Section 312(h).

“Euro” means the single currency of the participating member states from time to time of the European Union described in legislation of the European Counsel for the operation of a single unified European currency (whether known as the Euro or otherwise).

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor, as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Date” has the meaning specified in Section 304.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank, designated pursuant to Section 313.

“Exchange Rate Officer’s Certificate” means a tested telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by the Treasurer, any Vice President or any Assistant Treasurer of the applicable Issuer.

“Excluded Holder” has the meaning specified in Section 1005.

“Extension Notice” has the meaning specified in Section 308.

“Extension Period” has the meaning specified in Section 308.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Final Maturity” has the meaning specified in Section 308.

“Financial Instrument Obligations” means obligations arising under:

(i) interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person relating to interest rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time;

(ii) currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person relating to currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

(iii) commodity swap, hedging or sales agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a Person relating to one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

“First Currency” has the meaning specified in Section 115.

“Foreign Currency” means any Currency other than Currency of the United States of America.

“Funded Debt” as applied to any Person, means all indebtedness of such Person maturing after, or renewable or extendable at the option of such Person beyond, twelve months from the date of determination.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, securities which are (a) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of a holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means any guarantee of the Guarantor as endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Section 1501 of this Indenture and all other obligations and covenants of the Guarantor contained in this Indenture and any Guaranteed Securities.

“Guaranteed Securities” means Securities issued by the applicable Subsidiary Issuer and guaranteed by the Guarantor and authenticated and delivered under this Indenture.

“Guarantor” means the Person named as “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indebtedness” means obligations for money borrowed whether or not evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Security, shall be deemed to mean interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means any of the Persons named as “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall refer to such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the applicable Issuer by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Issuer, and delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 114.

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind created, incurred or assumed in order to secure payment of Indebtedness.

“mandatory sinking fund payment” has the meaning specified in Section 1201.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate

Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such Securities.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Non-Recourse Debt” means Indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred, to the capital stock and debt securities of the Restricted Subsidiary that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired and to which such lender has recourse.

“North American Subsidiary” means any Subsidiary that maintains a substantial portion of its fixed assets within Canada or the United States.

“Officers’ Certificate” means a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the applicable Issuer or the Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the applicable Issuer or the Guarantor, including an employee of the applicable Issuer or the Guarantor, and who shall be acceptable to the Trustee.

“Optional Reset Date” has the meaning specified in Section 307.

“optional sinking fund payment” has the meaning specified in Section 1201.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Original Stated Maturity” has the meaning specified in Section 308.

“Other Currency” has the meaning specified in Section 115.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the applicable Issuer or the Guarantor) in trust or set aside and segregated in trust by the applicable Issuer or the Guarantor (if such Issuer or the Guarantor shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the applicable Issuer has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the applicable Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the applicable Issuer as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the applicable Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the applicable Issuer, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the applicable Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the applicable Issuer, the Guarantor or such other obligor.

“Paying Agent” means any Person (including the applicable Issuer acting as Paying Agent) authorized by the applicable Issuer to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of such Issuer.

“Permitted Liens” means:

(i) Liens existing on the date of this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such date;

(ii) Liens securing the Securities;

(iii) Liens incidental to the conduct of the business of the Company or any Restricted Subsidiary or the ownership of their assets that, in the aggregate, do not materially impair the operation of the business of the Company and its Subsidiaries taken as a whole, including, without limitation, any such Liens created pursuant to joint development agreements and leases, subleases, royalties or other similar rights granted to or reserved by others;

(iv) Purchase Money Mortgages;

(v) Any Lien on any Principal Asset existing at the time the Company or any Restricted Subsidiary acquires the Principal Asset (or any business entity then owning the Principal Asset) whether or not assumed by the Company or such Restricted Subsidiary and whether or not such Lien was given to secure the payment of the purchase price of the Principal Asset (or any entity then owning the Principal Asset), provided that no such Lien shall extend to any other Principal Asset;

(vi) any Lien to secure Indebtedness owing to the Company or to another Subsidiary;

(vii) Liens on the assets of a corporation existing at the time the corporation is liquidated or merged into, or amalgamated or consolidated with, the Company or any Restricted Subsidiary or at the time of the sale, lease or other disposition to the Company or any Restricted Subsidiary of the properties of such corporation as, or substantially as, an entirety;

(viii) any attachment or judgment Lien provided that (a) the execution or enforcement of the judgment it secures is effectively stayed and the judgment is being contested in good faith, (b) the judgment it secures is discharged within 60 days after the later of the entering of such judgment and the expiration of any applicable stay or (c) the payment of the judgment secured is covered in full (subject to a customary deductible) by insurance;

(ix) any Lien in connection with Indebtedness which by its terms is Non-Recourse Debt;

(x) any Lien for taxes, assessments or governmental charges or levies (a) that are not yet due and delinquent or (b) the validity of which is being contested in good faith;

(xi) any Lien of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Liens, or deposits to obtain the release of these Liens;

(xii) any Lien (a) to secure public or statutory obligations (including reclamation and closure bonds and similar obligations), (b) to secure payment of workmen’s compensation, employment insurance or other forms of governmental insurance or benefits, (c) to secure performance in connection with tenders, leases of real property, environmental, land use or other governmental or regulatory permits, bids or contracts or (d) to secure (or in lieu of) surety or appeal bonds, and Liens made in the ordinary course of business for similar purposes;

(xiii) any Lien granted in the ordinary course of business in connection with Financial Instrument Obligations;

(xiv) any Lien created for the sole purpose of renewing or refunding any of the Liens described in clauses (i) through (xiii) above, provided that the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such renewal or refunding, and that such renewal or refunding Lien shall be limited to all or any part of the same property which secured the Lien renewed or refunded; and

(xv) any Lien not otherwise permitted under clauses (i) through (xiv) above, provided that the aggregate principal amount of Indebtedness secured by all such Liens would not then exceed 10% of Consolidated Net Tangible Assets.

“Person” means an individual, partnership, corporation, business trust, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

“Principal Asset” means (i) any real property interest (all such interests forming an integral part of a single development or operation being considered as one interest), including any mining claims and leases, and any plants, buildings or other improvements thereon, and any part thereof, located in Canada or the United States that is held by the Company or any Restricted Subsidiary and has a net book value, on the date as of which the determination is being made, exceeding 5% of Consolidated Net Tangible Assets (other than any such interest that the Board of Directors of the Company determines by resolution is not material to the business of the Company and its Subsidiaries taken as a whole) or (ii) any of the capital stock or debt securities issued by any Restricted Subsidiary.

“Purchase Money Mortgage” means any Lien on any Principal Asset (or the capital stock or debt securities of any Restricted Subsidiary that acquires or owns any Principal Asset) incurred in connection with the acquisition of that Principal Asset or the construction or repair of any fixed improvements on that Principal Asset (or in connection with financing the costs of acquisition of that Principal Asset or the construction or repair of improvements on that Principal Asset) provided that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original cost to the Company or any Restricted Subsidiary of the Principal Asset or such construction or repairs.

“rate(s) of exchange” has the meaning specified in Section 114.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Required Currency” has the meaning specified in Section 114.

“Reset Notice” has the meaning specified in Section 307.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any North American Subsidiary that owns or leases a Principal Asset referred to in clause (i) of the definition of “Principal Asset” or is engaged primarily in the business of owning or holding capital stock of one or more Restricted Subsidiaries. “Restricted Subsidiary”, however, does not include (1) any Subsidiary whose primary business consists of (a) financing operations in connection with leasing and conditional sale transactions on behalf of the Company and its Subsidiaries, (b) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (c) being a finance company or (2) any Subsidiary which the Board of Directors of the Company has determined by resolution does not maintain a substantial portion of its fixed assets within Canada or the United States.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Specified Amount” has the meaning specified in Section 312.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 308 (if applicable).

“Subsidiary” means (i) a corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company and the votes carried by such Voting Stock are sufficient, if exercised, to elect a majority of the board of directors of the corporation or (ii) any other Person (other than a corporation) in which at the time of determination the Company or one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, has or have at least a majority ownership and power to direct the policies, management and affairs of the Person.

“Subsidiary Issuer” means the applicable Person named as a “Subsidiary Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter a “Subsidiary Issuer” shall mean such successor Person.

“Subsequent Interest Period” has the meaning specified in Section 307.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. GAAP” means generally accepted accounting principles that are in effect from time to time in the United States of America.

“Valuation Date” has the meaning specified in Section 312(c).

“Vice President”, when used with respect to an Issuer, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by an Issuer or the Guarantor to the Trustee to take any action under any provision of this Indenture, such Issuer or the Guarantor shall furnish to the Trustee, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of an Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of such Issuer or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of such Issuer or the Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate or opinion of an officer of an Issuer or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of an Issuer or the Guarantor, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Sixteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the applicable Issuer and the Guarantor (in the case of Guaranteed Securities). Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the applicable Issuer and the Guarantor, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1606.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the applicable Issuer may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer

Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner that the Trustee deems sufficient.

(e) If an Issuer or the Guarantor shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, such Issuer or the Guarantor, as the case may be, may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but such Issuer or the Guarantor, as the case may be, shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the applicable Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, etc. to Trustee, Company, Subsidiary Issuers and Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by an Issuer or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing or sent by facsimile to the Trustee at its Corporate Trust Office, 101 Barclay Street – 4E, New York, New York 10286, Attention: Arlene Thelwell, or

(2) an Issuer or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by overnight courier to such

Issuer or the Guarantor, as the case may be, addressed to it at Brookfield Place, Canada Trust Tower, Suite 3700, 161 Bay Street, Toronto, Ontario, Canada M5J 2S1, Attention: [•], or at any other address previously furnished in writing to the Trustee by such Issuer or the Guarantor, as the case may be.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Registered Securities by an Issuer, the Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be directed by the applicable Issuer shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of the first such publication.

In case, by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause, it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given as directed by the applicable Issuer shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

All covenants and agreements in this Indenture by each of the Issuers and the Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause.

In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law.

This Indenture, the Guarantees and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

SECTION 113. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Indenture, the Company (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Guarantees or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 507, any Holder of Securities or Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in the first paragraph of this Indenture and in the manner specified in Section 105 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities or coupons.

Each of the Issuers and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that any Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Guarantees and the Securities, to the extent permitted by law.

SECTION 114. Conversion of Currency.

Each Issuer and the Guarantor covenant and agree that the following provisions shall apply to conversion of Currency in the case of the Securities, the Guarantees and this Indenture to the fullest extent permitted by applicable law:

(a) (i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the

“Judgment Currency”) an amount due or contingently due under the Securities of any series or this Indenture in any other currency (the “Required Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the applicable Issuer or, in the case of Guaranteed Securities, the Guarantor, as the case may be, shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(b) In the event of the winding-up of an Issuer or the Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain unpaid or outstanding, such Issuer or, in the case of Guaranteed Securities, the Guarantor, as the case may be, shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of an Issuer or the Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of such Issuer or the Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in Subsections (a)(ii) and (b) of this Section shall constitute separate and independent obligations of the applicable Issuer or the Guarantor, as the case may be, from its other obligations under the Securities, the Guarantees and this Indenture, shall give rise to separate and independent causes of action against such Issuer and the Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of such Issuer or the Guarantor for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the applicable Issuer, the Guarantor or the applicable liquidator. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the Bank of Canada noon rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as reported by Telerate on screen 3194 (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) and includes any premiums and costs of exchange payable.

SECTION 115. Currency Equivalent.

Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the Currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the Currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the Bank of Canada noon rate as reported by Telerate on screen 3194 (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) on the date of determination.

SECTION 116. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of an Issuer or the Guarantor shall not have any liability for any obligations of such Issuer or the Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 117. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 118. Conflict with Trust Indenture Act.

If and to the extent that any provision hereof limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established by or pursuant to a Board Resolution of the applicable Issuer or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the applicable Issuer. If the forms of Securities or coupons of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the applicable Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities or coupons. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

Unless otherwise specified as contemplated by Section 301, Securities in bearer form shall have interest coupons attached.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities, coupons and Guarantees shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities or coupons. A Security (including any Guarantee endorsed thereon) may be in substantially the form attached as Exhibit A hereto, or a Security (including any Guarantee endorsed thereon) may be in any form established by or pursuant to authority granted by one or more Board Resolutions and set forth in an Officers’ Certificate or supplemental indenture pursuant to Section 301.

SECTION 202. Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By
Authorized Officer

SECTION 203. Securities Issuable in Global Form.

If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (9) of Section 301, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. If an Issuer Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by such Issuer with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the applicable Issuer and such Issuer delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the applicable Issuer, the Guarantor, the Trustee and any agent of the applicable Issuer, the Guarantor or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or Clearstream.

SECTION 204. Guarantee by Guarantor; Form of Guarantee.

The Guarantor by its execution of this Indenture hereby agrees with each Holder of a Guaranteed Security of each series authenticated and delivered by the Trustee and with the Trustee on behalf of each such Holder, to be unconditionally and irrevocably bound by the terms and provisions of the Guarantee set forth below and authorizes the Trustee to confirm such Guarantees to the Holder of each such Guaranteed Security by its delivery of each such Guaranteed Security, with such Guarantees endorsed thereon, authenticated and delivered by the Trustee.

Guarantees to be endorsed on the Guaranteed Securities shall, subject to Section 201, be in substantially the form set forth below or in any other form established by or pursuant to authority granted by one or more Board Resolutions and set forth in an Officers’ Certificate or supplemental indenture pursuant to Section 301:

GUARANTEE

OF

BARRICK GOLD CORPORATION

For value received, Barrick Gold Corporation, a corporation incorporated under the laws of the Province of Ontario, having its principal executive offices at Brookfield Place, Canada Trust Tower, Suite 3700, 161 Bay Street, Toronto, Ontario, Canada M5J 2S1 (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security, the due and punctual payment of any Additional Amounts that may be payable with respect to such Security, and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Barrick Gold Financeco LLC, a limited liability company formed under the laws of the State of Delaware or Barrick North America Finance LLC, a limited liability company formed under the laws of the State of Delaware, as applicable (each herein called a “Subsidiary Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest, or any Additional Amounts that may be payable with respect to such Security or any such sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Subsidiary Issuer.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Subsidiary Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article Five of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Subsidiary Issuer, any right to require a proceeding first against the Subsidiary Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any Additional Amounts that may be payable with respect to such Security or any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that its obligations under this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest and any Additional Amounts that may be payable with respect to such Security.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Subsidiary Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture and any Additional Amounts that may be payable with respect to such Securities shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts that may be payable with respect to, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

BARRICK GOLD CORPORATION

By
Name:
Title:

By
Name:
Title:

Reference is made to Article Fifteen for further provisions with respect to the Guarantees.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. Except as otherwise provided herein, and except to the extent prescribed by law, (i) each series of Company Securities and the Guarantees (in the case of Guaranteed Securities) shall be direct, unconditional and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other unsecured and unsubordinated obligations of the Company and (ii) each series of Guaranteed Securities shall be direct, unconditional and unsecured obligations of the applicable Subsidiary Issuer and shall rank pari passu and ratably without preference among themselves and pari passu with all other unsecured and unsubordinated obligations of the applicable Subsidiary Issuer. There shall be established in one or more Board Resolutions of the applicable Issuer or pursuant to authority granted by one or more Board Resolutions of the applicable Issuer and, subject to Section 303, set forth in, or determined in the manner provided in, an Officers’ Certificate of the applicable Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2), (3) and (17) below), if so provided, may be determined from time to time by the applicable Issuer with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1) whether such Securities are Company Securities or Guaranteed Securities and if such Securities are Guaranteed Securities, which of the Subsidiary Issuers shall issue the Guaranteed Securities;

(2) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(3) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305) and, in the event that no limit upon the aggregate principal amount of the Securities of that series is specified, the applicable Issuer shall have the right, subject to any terms, conditions or other provisions specified pursuant to this Section 301 with respect to the Securities of such series, to re-open such series for the issuance of additional Securities of such series from time to time;

(4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered

Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(6) the place or places, if any, other than the Corporate Trust Office, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, where any Registered Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the applicable Issuer in respect of the Securities of the series and this Indenture may be served; and the extent to which, or the manner in which, any interest payment or Additional Amounts due on a global Security of that series on an Interest Payment Date will be paid (if different than for other Securities of such series);

(7) the period or periods within which, the price or prices at which, the Currency (if other than Dollars) in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the applicable Issuer, if such Issuer is to have that option;

(8) the obligation, if any, of the applicable Issuer to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency (if other than Dollars) in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any Registered Securities of the series shall be issuable and, if other than denominations of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

(10) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(11) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(12) if other than Dollars, the Currency in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(13) whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(14) whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the applicable Issuer or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(15) the designation of the initial Exchange Rate Agent, if any;

(16) the applicability, if any, of Sections 1402 and/or 1403 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen that shall be applicable to the Securities of the series;

(17) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(18) any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1010) of the Guarantor or the applicable Issuer with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, whether Registered Securities of the series may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations), whether Bearer Securities of the series may be exchanged for Registered Securities of such series, and the circumstances under which and the place or places where any such exchanges may be made and if Securities of the series are to be issuable in global form, the identity of any initial depository therefor if other than The Depository Trust Company;

(20) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(21) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(22) if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(23) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(24) the date referred to in Section 1108 that shall be applicable with respect to the Securities of such series and any deletions from, modifications of or additions to Sections 1005 or 1108 with respect to the Securities of such series, or a statement to the effect that either or both of Sections 1005 or 1108 shall not be applicable with respect to the Securities of such series;

(25) if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the applicable Issuer), the terms and conditions upon which such Securities will be so convertible or exchangeable; and

(26) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act but which need not be consistent with the provisions of this Indenture).

All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, other than the Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities and any coupons appertaining thereto shall be executed on behalf of the applicable Issuer by its Chairman, its Chief Executive Officer, its President or a Vice President together with any one of the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such Issuer. The signature of any of these officers on the Securities or coupons may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the applicable Issuer shall bind such Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the applicable Issuer may deliver Securities of any series together with any coupons appertaining thereto, executed by such Issuer and, in the case of Guaranteed Securities, endorsed by the Guarantor to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States or Canada; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit B-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Issuer Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion or Opinions of Counsel of the applicable Issuer and, in the case of Guaranteed Securities, the Guarantor stating:

(a) that the form or forms of such Securities and any coupons and the Guarantees, if any, have been established in conformity with the provisions of this Indenture;

(b) that the terms of such Securities and any coupons and the Guarantees, if any, have been established in conformity with the provisions of this Indenture;

(c) that such Securities, together with any coupons appertaining thereto, and, in the case of Guaranteed Securities, the Guarantees, when completed by appropriate insertions and executed and delivered by the applicable Issuer and the Guarantor (in the case of Guaranteed Securities) to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the applicable Issuer and the Guarantor (in the case of Guaranteed Securities) in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of such Issuer and the Guarantor (in the case of Guaranteed Securities), respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons;

(d) that all laws and requirements in respect of the execution and delivery by the applicable Issuer of such Securities, any coupons, and of the supplemental indentures, if any, and by the Guarantor of such Guarantees (in the case of Guaranteed Securities) and of the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and any coupons and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture;

(e) that each of the applicable Issuer and the Guarantor (in the case of Guaranteed Securities) has the corporate power to issue such Securities and any coupons and any Guarantees (in the case of Guaranteed Securities), respectively, and has duly taken all necessary corporate action with respect to such issuance; and

(f) that the issuance of such Securities and any coupons and any Guarantees (in the case of Guaranteed Securities) will not contravene the articles of incorporation or by-laws of the applicable Issuer or the Guarantor (in the case of Guaranteed Securities), or result in any violation of any of the terms or provisions of any law or regulation.

Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

No Security or coupon or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled, together with the Guarantee endorsed thereon, if any, to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the applicable Issuer, and such Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by such Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the applicable Issuer may execute, and upon receipt of an Issuer Order of such Issuer, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor substantially of the tenor of the definitive Guarantee, and in all cases with such appropriate insertions, omissions, substitutions and other variations as the officers of such Issuer or, if applicable, the Guarantor, executing such Securities and Guarantees, if any, may determine, as conclusively evidenced by their execution of such Securities and Guarantees, if any. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the applicable Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of such Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the applicable Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor and evidencing the same indebtedness and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London, England office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay, but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the applicable Issuer shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security and evidencing the same indebtedness, executed by such Issuer, and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor. On or after the Exchange Date, such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor and evidencing the same indebtedness as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit B-2 to this Indenture (or in such other form as may be established pursuant to Section 301); and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor and evidencing the same indebtedness following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States and Canada.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor and evidencing the same indebtedness authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit B-2 to this Indenture (or in such other form as may be established pursuant to Section 301), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor and evidencing the same indebtedness on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee no later than one month prior to the expiration of two years after such Interest Payment Date in order to be repaid to the applicable Issuer in accordance with Section 1003.

SECTION 305. Registration, Registration of Transfer and Exchange.

Each Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities issued by such Issuer (the registers maintained in the Corporate Trust Office of the Trustee and in any other office or agency of such Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, such Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided. The applicable Issuer shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided, however, that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Registered Securities shall have been appointed by the applicable Issuer and shall have accepted such appointment by the applicable Issuer. In the event that the Trustee shall not be or shall cease to be the Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the applicable Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more replacement Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor and evidencing the same indebtedness and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor.

At the option of the Holder, Registered Securities of any series may be exchanged for other replacement Registered Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor and evidencing the same indebtedness, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the applicable Issuer shall execute, and the Trustee shall authenticate and deliver, the Registered Securities, and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor, which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) expressly permitted in or pursuant to the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the applicable Issuer in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the applicable Issuer and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the applicable Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph and the two following paragraphs. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the applicable Issuer shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by such Issuer and, in the case of Guaranteed Securities, having a Guarantee executed by the Guarantor endorsed thereon. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Depositary for such permanent global Security to the Trustee, as such Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor and evidencing the same indebtedness as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States or Canada. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then (in the case of clause (i)) interest or (in the case of clause (ii)) Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person who was the Holder of such permanent global Security at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be.

If at any time the Depositary for Securities of a series notifies the applicable Issuer that it is unwilling or unable to continue as Depositary for Securities of such series or if at any time the Depositary for global Securities for such series shall no longer be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, the applicable Issuer shall appoint a successor depositary with respect to the Securities for such series. If a successor to the Depositary for Securities is not appointed by the applicable Issuer within 90 days after the applicable Issuer receives such notice or becomes aware of such condition, as the case may be, the applicable Issuer’s election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the applicable Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver replacement Securities of such series in definitive registered form, in authorized denominations and, in the case of Guaranteed Securities, with duly executed Guarantees duly endorsed thereon, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series and evidencing the same indebtedness in exchange for such global Security or Securities. The provisions of the last sentence of the immediately preceding paragraph shall be applicable to any exchange pursuant to this paragraph.

The applicable Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event, the applicable Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver replacement Securities of such series in definitive registered form, in authorized denominations and, in the case of Guaranteed Securities, with duly executed Guarantees duly endorsed thereon, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series and evidencing the same indebtedness in exchange for such global Security or Securities. The provisions of the last sentence of the second preceding paragraph shall be applicable to any exchange pursuant to this paragraph.

Upon the exchange of a global Security for Securities in definitive registered form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

All Securities and Guarantees issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the applicable Issuer and the Guarantor, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and the Guarantees surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the applicable Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to such Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the applicable Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

The applicable Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 or 1203 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the applicable Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a replacement Security of the same series and of like tenor and principal amount and evidencing the same indebtedness and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security; provided, however, that any Bearer Security or any coupon shall be delivered only outside the United States and Canada; and provided, further, that all Bearer Securities shall be delivered and received in person.

If there shall be delivered to the applicable Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to such Issuer or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, such Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security for which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a replacement Security of the same series and of like tenor and principal amount and evidencing the same indebtedness and, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains; provided, however, that any Bearer Security or any coupon shall be delivered only outside the United States and Canada; and provided, further, that all Bearer Securities shall be delivered and received in person.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the applicable Issuer in its discretion may, instead of issuing a replacement Security, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and Canada and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any replacement Security under this Section, the applicable Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security of any series with its coupons, if any, and, in the case of Guaranteed Securities, the Guarantee endorsed thereon issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute a contractual obligation of the applicable Issuer and, in the case of Guaranteed Securities, the Guarantor, respectively, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to Section 301 of this Indenture with respect to particular securities or generally, are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 307. Payment of Principal and Interest; Interest Rights Preserved; Optional Interest Reset.

(a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the applicable Issuer maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Registered Security may at the applicable Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) wire transfer to an account located in the United States maintained by the Person entitled to such payment as specified in the Security Register. Principal paid in relation to any Security at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to any office or agency referred to in this Section 307(a).

Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest, if any, may be made, in the case of a Bearer Security, by transfer to an account located outside the United States and Canada maintained by the payee, upon presentation and surrender of the coupons appertaining thereto.

If so provided pursuant to Section 301 with respect to the Securities of any series, every permanent global Security of such series will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) shall be paid by the applicable Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The applicable Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Such Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time such Issuer shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify such Issuer of such Special Record Date and, in the name and at the expense of such Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The applicable Issuer may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by such Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the applicable Issuer on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The applicable Issuer may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security, which notice shall specify the information to be included in the Reset Notice (as defined). Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the applicable Issuer has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the applicable Issuer may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the applicable Issuer of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

(c) Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Optional Extension of Stated Maturity.

The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Stated Maturity of any Security of such series may be extended at the option of the applicable Issuer for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security. Such Issuer may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If such Issuer exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of such Issuer to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the applicable Issuer may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the applicable Issuer extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by such Issuer on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once such Issuer has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

SECTION 309. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the applicable Issuer, the Guarantor (in the case of Guaranteed Securities), the Trustee and any agent of any of the foregoing may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever (other than the payment of Additional Amounts, if any), whether or not such Security be overdue, and none of such Issuer, the Guarantor, the Trustee or any agent of any of the foregoing shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The applicable Issuer, the Guarantor (in the case of Guaranteed Securities), the Trustee and any agent of any of the foregoing may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupons be overdue, and none of such Issuer, the Guarantor, the Trustee or any agent of any of the foregoing shall be affected by notice to the contrary.

None of the applicable Issuer, the Guarantor (in the case of Guaranteed Securities), the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the applicable Issuer, the Guarantor (in the case of Guaranteed Securities), the Trustee, or any agent of any of the foregoing from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

SECTION 310. Cancellation.

All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities and coupons so delivered to the Trustee shall be promptly cancelled by it. The applicable Issuer or the Guarantor (in the case of Guaranteed Securities) may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which such Issuer or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which such Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the applicable Issuer shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the applicable Issuer unless by Issuer Order such Issuer shall direct that cancelled Securities be returned to it.

SECTION 311. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 with respect to any Securities, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the “calculation period”) is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

SECTION 312. Currency and Manner of Payments in Respect of Securities.

(a) With respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is denominated or stated to be payable. The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b) It may be provided pursuant to Section 301 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the applicable Issuer has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the applicable Issuer or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a). The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c) Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the applicable Issuer a written notice specifying, in the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the applicable Issuer will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the applicable Issuer on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the applicable Issuer to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e) Unless otherwise specified pursuant to Section 301, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h) For purposes of this Section 312 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the Euro.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the Euro, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the date for any series of Registered Securities as specified pursuant to clause (14) of Section 301 by which the written election referred to in paragraph (b) above may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the applicable Issuer, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the applicable Issuer and the Trustee of any such decision or determination.

In the event that the applicable Issuer determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, such Issuer will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date. In the event the applicable Issuer so determines that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, such Issuer will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the applicable Issuer determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, such Issuer will similarly give written notice to the Trustee and the Exchange Rate Agent.

The Trustee shall be fully justified and protected in relying and acting upon information received by it from the applicable Issuer and the Exchange Rate Agent pursuant to this Section 312 and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of such Issuer or the Exchange Rate Agent.

SECTION 313. Appointment and Resignation of Successor Exchange Rate Agent.

(a) Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the applicable Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. Such Issuer will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

(b) The applicable Issuer shall have the right to remove and replace from time to time the Exchange Rate Agent for any series of Securities. No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the applicable Issuer and the Trustee.

(c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the applicable Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by such Issuer on the same date and that are initially denominated and/or payable in the same Currency).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Request of an Issuer cease to be of further effect with respect to any series of Securities issued by such Issuer specified in such Issuer Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto, and the rights of Holders of Outstanding Securities and any related coupons to receive, solely from the trust fund described in subclause (B) of clause (1) of this Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any related coupons when such payments are due and except as provided in the last paragraph of this Section 401) and the Trustee, at the expense of such Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

(A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by such Issuer and thereafter repaid to such Issuer, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of such Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of such Issuer, and such Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) such Issuer or, in the case of Guaranteed Securities, the Guarantor has paid or caused to be paid all other sums payable hereunder by such Issuer or the Guarantor, as the case may be, and

(3) such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Section 1005, the obligations of such Issuer to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 113, 114, 304, 305, 306, 1002, 1003 and 1108 (and any other applicable provisions of Article Eleven) and the obligations of the Trustee under Section 402 shall survive such satisfaction and discharge and remain in full force and effect.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the applicable Issuer or, in the case of Guaranteed Securities, the Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to a supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such series pursuant to Section 301 of this Indenture:

(1) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(2) default in the payment of any interest on any Security of that series, or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

(3) default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Securities of that series; or

(4) default in the performance, or breach, of any covenant or agreement of the applicable Issuer or, in the case of Guaranteed Securities, the Guarantor in this Indenture in respect of the Securities of that series (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to such Issuer and (in the case of Guaranteed Securities) the Guarantor by the Trustee or to such Issuer, (in the case of Guaranteed Securities) the Guarantor and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity (which acceleration is not rescinded or annulled within 10 days) of, Indebtedness of the applicable Issuer or (in the case of Guaranteed Securities) the Guarantor having an aggregate principal amount outstanding in excess of the greater of (i) $150,000,000 and (ii) 5% of Consolidated Net Tangible Assets; or

(6) the applicable Issuer or (in the case of Guaranteed Securities) the Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a proceeding or makes an application seeking a Bankruptcy Order;

(ii) consents to the making of a Bankruptcy Order or the commencement of any proceeding or application seeking the making of a Bankruptcy Order against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors or files a proposal or notice of intention to make a proposal or other scheme of arrangement involving the rescheduling, reorganizing or compromise of its indebtedness;

(v) files an assignment in bankruptcy; or

(vi) consents to the filing of an assignment in bankruptcy or the appointment of or taking possession by a Custodian;

(7) a court of competent jurisdiction in any involuntary case or proceeding makes a Bankruptcy Order against the applicable Issuer or (in the case of Guaranteed Securities) the Guarantor, and such Bankruptcy Order remains unstayed and in effect for 90 consecutive days; or

(8) a Custodian shall be appointed out of court with respect to the applicable Issuer or (in the case of Guaranteed Securities) the Guarantor, or with respect to all or any substantial part of the property of the applicable Issuer or (in the case of Guaranteed Securities) the Guarantor and such appointment shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days, or any encumbrancer shall take possession of all or any substantial part of the property of the applicable Issuer or (in the case of Guaranteed Securities) the Guarantor and such possession shall not have reverted to such Issuer or the Guarantor, as applicable, within 90 days; or

(9) any other Event of Default provided with respect to Securities of that series.

“Bankruptcy Law” means the Federal Bankruptcy Code, Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada), Winding-Up & Restructuring Act (Canada), or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, dissolution, reorganization or relief of debtors or any similar law now or hereafter in effect for the relief from, or otherwise affecting, creditors. “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, monitor, custodian or similar official or agent or any other Person with like powers. “Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or compromise of indebtedness or other relief of a debtor.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default described in clause (1), (2) or (3) of Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Outstanding Securities of that series and any accrued but unpaid interest thereon to be due and payable immediately, by a notice in writing to the applicable Issuer and, in the case of Guaranteed Securities, the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) and any accrued but unpaid interest thereon shall become immediately due and payable. If an Event of Default described in clause (4) or (9) of Section 501 occurs and is continuing with respect to the Securities of one or more series, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of all series affected thereby (as one class) may declare the principal amount (or, if any such Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of such affected series) of all of the Outstanding Securities of such affected series and any accrued but unpaid interest thereon to be due and payable immediately, by a notice in writing to the applicable Issuer and, in the case of Guaranteed Securities, the Guarantor (and to the Trustee if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) and any accrued but unpaid interest thereon shall become immediately due and payable. If an Event of Default described in clause (5), (6), (7) or (8) of Section 501 occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of all the Securities then Outstanding (as a class) may declare the principal amount (or, if any such Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Outstanding Securities and any accrued but unpaid interest thereon to be due and payable immediately, by a notice in writing to the applicable Issuer and, in the case of Guaranteed Securities, the Guarantor (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified portion thereof) and any accrued but unpaid interest thereon shall become immediately due and payable.

At any time after a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of such series (or of all series, as the case may be), by written notice to the applicable Issuer, the Guarantor (in the case of Guaranteed Securities) and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the applicable Issuer or, in the case of Guaranteed Securities, the Guarantor has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)),

(A) all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be) and any related coupons,

(B) all unpaid principal of (and premium, if any, on) all Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(C) to the extent lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

Each Issuer covenants that if:

(1) default is made in the payment of any installment of interest on any Security issued by such Issuer and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security issued by such Issuer at the Maturity thereof,

then such Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and to the extent lawful on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If such Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against such Issuer, the Guarantor (in the case of Guaranteed Securities) or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of such Issuer, the Guarantor (in the case of Guaranteed Securities) or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the applicable Issuer, the Guarantor (in the case of Guaranteed Securities) or any other obligor upon the Securities or the property of such Issuer, the Guarantor (in the case of Guaranteed Securities) or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on such Issuer or the Guarantor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities or, in the case of Guaranteed Securities, the Guarantees and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the Guarantees or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or coupons or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 606;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or the Guarantees, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of all series affected by such Event of Default (determined as provided in Section 502 and, if more than one series of Securities, as one class), shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of all series affected by such Event of Default (determined as provided in Section 502 and, if more than one series of Securities, as one class);

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Outstanding Securities of such affected series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Outstanding Securities of such affected series. For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1), (2) or (3) of Section 501 with respect to the Securities of any series shall, for purposes of this Section 507, be deemed to affect only such series of Securities.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Security (and, in the case of any Guaranteed Securities, the Guarantees endorsed thereon) of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on, such Security or payment of such coupon on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of the Holder as contemplated by Article Thirteen hereof, on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the applicable Issuer, the Guarantor (in the case of Guaranteed Securities), the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by an Event of Default (determined as provided in Section 502 and, if more than one series of Securities, as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities of such affected series (and in the case of Guaranteed Securities, the Guarantees in respect thereof), provided in each case

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might expose the Trustee to personal liability or be unduly prejudicial to the Holders of Outstanding Securities of such affected series not joining therein.

For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1), (2) or (3) of Section 501 with respect to the Securities of any series shall, for purposes of this Section 512, be deemed to affect only such series of Securities.

SECTION 513. Waiver of Past Defaults.

Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a Default shall have occurred and be continuing (as one class if more than one series) may on behalf of the Holders of all the Outstanding Securities of such affected series waive any such past Default, and its consequences, except a Default

(1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security or any related coupon, or

(2) in respect of a covenant or provision which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series.

Upon any such waiver, any such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1), (2) or (3) of Section 501 with respect to the Securities of any series shall, for purposes of this Section 513, be deemed to affect only such series of Securities.

SECTION 514. Waiver of Stay or Extension Laws.

Each Issuer and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security (or under any Guarantee) on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of Holders as contemplated by Article Thirteen hereof, on or after the applicable Repayment Date).

ARTICLE SIX

THE TRUSTEE

SECTION 601. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series and any related coupons; and provided further that in the case of any Default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 602. Certain Rights of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of an Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) except during a default, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the applicable Issuer and the Guarantor, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, and in any coupons shall be taken as the statements of the Issuers and the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuers are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Securities or the proceeds thereof.

SECTION 604. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the applicable Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with such Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 605. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the applicable Issuer.

SECTION 606. Compensation and Reimbursement.

The Issuers agree:

(1) to pay to the Trustee from time to time such reasonable compensation as the applicable Issuer and the Trustee shall from time to time agree in writing, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Issuers, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities or any coupons.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6), (7) or (8), the expenses (including reasonable charges and expense of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests.

The Trustee shall comply with the terms of Section 310(b) of the TIA. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus (together with that of its parent, if applicable) of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. There shall be excluded from the operation of the terms of Section 310(b) of the TIA (i) the indenture dated as of November 12, 2004, pursuant to which the 5.80% notes due 2034 of the Company and the 5.80% notes due 2034 and the 4.875% notes due 2014 of Barrick Gold Finance Company, guaranteed by the Company, were issued and are outstanding, and (ii) the indenture dated as of

October 12, 2006, pursuant to which the 5.75% Series A ABXFC notes due 2016 and the 6.35% Series B ABXFC notes due 2036 of ABX Financing Company, guaranteed by the Barrick International Bank Corp., the Joint Obligors (as such term is defined therein) and the Company, were issued and are outstanding.

SECTION 608. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the applicable Issuer.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by either Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by either Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) either Issuer, by a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the applicable Issuer, by a Board Resolution, shall promptly appoint a successor

Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the applicable Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by such Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the applicable Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The applicable Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 609. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers, to the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of any Issuer, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the applicable Issuer, the Guarantor (in the case of Guaranteed Securities), the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the applicable Issuer, the Guarantor (in the case of Guaranteed Securities) or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Issuers and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 611. Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the applicable Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the applicable Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the applicable Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the applicable Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the applicable Issuer and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee

By
as Authenticating Agent

By
Authorized Officer

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, ISSUERS AND GUARANTOR

SECTION 701. Disclosure of Names and Addresses of Holders.

Every Holder of Securities or coupons, by receiving and holding the same, agrees with the applicable Issuer, the Guarantor (in the case of Guaranteed Securities) and the Trustee that none of such Issuer, the Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 702. Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit a brief report by mail to the Holders of Securities, in accordance with and to the extent required by Section 313 of the TIA.

(b) A copy of each such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which Debt Securities of any series are listed.

SECTION 703. Reports by the Company.

The Company shall:

(1) file with the Trustee, within 15 days after the Company files the same with the Commission (but in no event later than 50 days after the Company is required to make such filing with the Commission), (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;

(2) file with the Trustee, within 15 days after the Company files the same with the Commission (but in no event later than 50 days after the Company is required to make such filing with the Commission), in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuers and the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) in the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, continue to file with the Commission and provide the Trustee:

(a) within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other information required to be contained therein (or required in such successor form); and

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Each of such reports will be prepared in accordance with Canadian or United States disclosure requirements, as required by the appropriate form or report, and U.S.

GAAP and/or accounting principles generally accepted in Canada, provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings; and

(4) transmit to all Holders, in the manner and to the extent provided in and required by TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

SECTION 704. The Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution, Officers’ Certificate or indenture supplemental hereto authorizing such series, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE EIGHT

CONSOLIDATION, AMALGAMATION, MERGER, CONVEYANCE,

TRANSFER OR LEASE

SECTION 801. Issuers and Guarantor May Amalgamate or Consolidate, etc., Only on Certain Terms.

Neither any Issuer nor the Guarantor shall amalgamate or consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

(1) in a transaction in which the applicable Issuer or the Guarantor, as the case may be, does not survive or continue in existence or in which the applicable Issuer or the Guarantor, as the case may be, transfers or leases its properties and assets substantially as an entirety to any other Person, the Person formed by such amalgamation or consolidation or into which the applicable Issuer or the Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer or otherwise, or which leases, the properties and assets of the applicable Issuer or the

Guarantor, as the case may be, substantially as an entirety (A) shall be a corporation, partnership or trust organized under the laws of Canada or any province or territory of Canada or the United States of America, any state thereof or the District of Columbia or, if such consolidation, amalgamation, merger or other transaction would not impair (as determined by resolution of the Board of Directors of the Company) the rights of the Holders of the Securities (including, in the case of Guaranteed Securities, their rights under the Guarantees), in any other country, provided that if such successor entity is organized under the laws of a jurisdiction other than Canada or any province or territory of Canada, or the United States of America, any state thereof or the District of Columbia, the successor entity assumes by a supplemental indenture the obligations of the applicable Issuer or the Guarantor or both, as the case may be, under the Securities, the Guarantees and this Indenture to pay Additional Amounts, adding the name of such successor jurisdiction in addition to Canada in each place that Canada appears in Section 1005 and Section 1404(4) of this Indenture and adding references to the provinces, territories, states or other applicable political subdivisions of such successor jurisdiction in addition to references to the provinces and territories of Canada appearing in Section 1005 and Section 1404(4) of this Indenture and appropriately revising Section 1404(5) to add references to any “preference” or other similar period under applicable bankruptcy, insolvency or other similar laws of the successor jurisdiction or any province, territory, state or other political subdivision thereof and, if necessary, revising Sections 1404(5) and 1404(6) to extend the 91 day period referred to therein so that it is at least one day longer than any such “preference” or similar period of the successor jurisdiction; and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the applicable Issuer or the Guarantor or both, as the case may be, in respect of the Securities and, in the case of the Guarantor, the Guarantees and the performance and observance of every covenant of the Indenture to be performed or observed by the applicable Issuer or the Guarantor, as the case may be;

(2) immediately before and after giving effect to such transaction, no Event of Default or event that after notice or passage of time or both would be an Event of Default shall have occurred and be continuing; and

(3) the applicable Issuer, the Guarantor or such Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

In the event that the Company shall enter into any amalgamation, consolidation, merger, conveyance, transfer or lease of the nature contemplated by the first paragraph of this Section 801, then the supplemental indenture contemplated by clause (1)(B) of such paragraph shall be entered into by the Company both in its capacity as an Issuer and the Guarantor.

SECTION 802. Successor Person Substituted.

Upon any consolidation or amalgamation by an Issuer or the Guarantor with or merger by an Issuer or the Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of an Issuer or the Guarantor substantially as an entirety to any other Person in accordance with Section 801, the successor Person formed by such consolidation or amalgamation or into which the applicable Issuer or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the applicable Issuer or the Guarantor, as the case may be, herein, and in the event of any such transaction, the applicable Issuer (which term shall for this purpose mean the applicable Person named as an “Issuer” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in this Section 802) or the Guarantor (which term shall for this purpose mean the Person named as the “Guarantor” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in this Section 802), as the case may be, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and the coupons, and the Guarantees, as the case may be, and may be dissolved and liquidated.

In the event that a successor Person shall succeed to, and be substituted for, an Issuer (other than the Company) as provided in the immediately preceding paragraph, then such Person shall be deemed to have succeeded to, and to have been substituted for, the applicable Subsidiary Issuer, all on the same terms and subject to the same conditions set forth in the immediately preceding paragraph, mutatis mutandis.

SECTION 803. Securities to Be Secured in Certain Events.

If, upon any consolidation or amalgamation of an Issuer or the Guarantor with or merger of an Issuer or the Guarantor into any other Person, or upon any conveyance, lease or transfer of the properties and assets of an Issuer or the Guarantor substantially as an entirety to any other Person, any Principal Assets would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1009 without equally and ratably securing the Securities, the Company shall, prior to or simultaneously with such consolidation, amalgamation, merger, conveyance, lease or transfer, secure the Securities (together with, at the Company’s option, any other obligations that are not subordinate in right of payment to the Securities) equally and ratably with (or prior to) any and all obligations which upon such consolidation, amalgamation, merger, conveyance, lease or transfer are to become secured by such Lien, or will cause the Securities to be so secured, in each case for so long as such obligations are so secured.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, each of the Issuers and the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to an Issuer or the Guarantor and the assumption by any such successor of the covenants of such Issuer or the Guarantor contained herein and in the Securities or the Guarantees and to make the changes to Sections 1005 and 1404 contemplated by Section 801(1); or

(2) to add to the covenants of an Issuer or the Guarantor for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon any Issuer or the Guarantor, as the case may be; or

(3) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, in each case to the extent then permitted under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(5) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to secure the Securities pursuant to the requirements of Section 803 or 1009 or otherwise; or

(7) to establish the form or terms of Securities of any series and any related Guarantees as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b); or

(9) (A) to close this Indenture with respect to the authentication and delivery of additional series of Securities or (B) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action under clause (B) shall not adversely affect the interests of the Holders of Securities of any series (including, without limitation, their rights under any Guarantees) and any related coupons in any material respect; or

(10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 or 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities (including, without limitation, their rights under any Guarantees) in any material respect.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of all series affected by such supplemental indenture, by Act of said Holders delivered to the applicable Issuer, the Guarantor (in the case of Guaranteed Securities) and the Trustee, such Issuer and the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series,

(1) change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security of such series, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or the Redemption Price thereof or any amount payable upon repayment thereof at the option of the Holder, or any amount payable under Section 1005, change any obligation of the applicable Issuer or the Guarantor to pay Additional Amounts (or other amounts) contemplated by Section 1005 (except as contemplated by Section 801(1) and permitted by Section 901(1)), reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change any Place of Payment where, or the Currency in which, any Security of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein, or

(2) reduce the percentage in principal amount of the Outstanding Securities of such series required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in Section 513 or 1010 of this Indenture, or reduce the requirements of Section 1604 for quorum or voting with respect to Securities of such series, or

(3) modify any of the provisions of this Section, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series.

Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the applicable Issuer or the Guarantor (in the case of Guaranteed Securities) shall so determine, new Securities of any series and any Guarantees endorsed thereon so modified as to conform, in the opinion of the Trustee, such Issuer and the Guarantor, to any such supplemental indenture may be prepared and executed by such Issuer and the Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907. Notice of Supplemental Indentures.

Promptly after the execution by the applicable Issuer, the Guarantor (in the case of Guaranteed Securities) and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, such Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest.

Each Issuer covenants and agrees for the benefit of the Holders of each series of Securities issued by such Issuer and any related coupons that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest installments due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 1002. Maintenance of Office or Agency.

If the Securities of a series are issuable only as Registered Securities, the applicable Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon such Issuer in respect of the Securities of that series and this Indenture may be served. If such Securities are Guaranteed Securities, the Guarantor will maintain an office or agency in The City of New York where notices and demands to or upon the Guarantor in respect of the Securities of that series and this Indenture may be served.

If Securities of a series are issuable as Bearer Securities, the applicable Issuer will maintain (A) in The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, where notices and demands to or upon such Issuer in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the second succeeding paragraph (and not otherwise),

(B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States and Canada, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that, if the Securities of that series are listed on any stock exchange located outside the United States and Canada and such stock exchange shall so require, such Issuer will maintain a Paying Agent for the Securities of that series in any required city located outside the United States and Canada so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States and Canada an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where Securities of that series that are convertible and exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon such Issuer in respect of the Securities of that series and this Indenture may be served. If such Securities are Guaranteed Securities, the Guarantor will maintain an office or agency in The City of New York where notices and demands to or upon the Guarantor in respect of the Securities of that series and this Indenture may be served.

The applicable Issuer and the Guarantor (in the case of Guaranteed Securities) will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time such Issuer or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of any series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, and each of the Issuers and the Guarantor hereby appoints the same as its agents to receive such respective presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of an Issuer or the Guarantor in the United States or Canada or by check mailed to any address in the United States or Canada or by transfer to an account maintained with a bank located in the United States or Canada; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of (and premium, if any) and interest, if any, on any Bearer Security shall be made at the office of the applicable Issuer’s Paying Agent in The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for such purpose by such Issuer in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Either Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve such Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. Such Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by

Section 301 with respect to a series of Securities, the Issuers hereby designate as a Place of Payment for each series of Securities the office or agency of the Trustee in the Borough of Manhattan, The City of New York or, in the case of holders in Ontario, in Toronto, Ontario, Canada, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such cities and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the applicable Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If either Issuer or the Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities and any related coupons, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as may otherwise be specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal of (or premium, if any) or interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the applicable Issuer shall have one or more Paying Agents for any series of Securities and any related coupons, it will, prior to or on each due date of the principal of (or premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) such Issuer will promptly notify the Trustee of its action or failure so to act.

The applicable Issuer will cause the bank through which payment of funds to the Paying Agent will be made to deliver to the Paying Agent by 10:00 a.m. (New York Time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment.

The applicable Issuer will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by such Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The applicable Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by such Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the applicable Issuer or the Guarantor (in the case of Guaranteed Securities), in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series, or any coupon appertaining thereto, and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to such Issuer or the Guarantor, or (if then held by such Issuer or the Guarantor) shall be discharged from such trust; and the Holder of such Security or coupon shall thereafter, as an unsecured general creditor, look only to such Issuer or the Guarantor (in the case of Guaranteed Securities), as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of such Issuer or the Guarantor, as the case may be, as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written direction and at the expense of such Issuer cause to be published once, in an Authorized Newspaper, or cause to be mailed to such Holder or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to such Issuer or the Guarantor, as the case may be.

SECTION 1004. Statement as to Compliance.

Each of the Issuers and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year (which as of the date hereof ends on the 31st day of December), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of such Issuer’s or the Guarantor’s compliance with all conditions and covenants under this Indenture and as to any default in such performance. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1005. Additional Amounts.

Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, all payments made by or on behalf of the applicable Issuer or the Guarantor under or with respect to the Securities or any Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless the applicable Issuer or the Guarantor, as the case may be, is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the applicable Issuer or the Guarantor is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities or the Guarantees, the applicable Issuer or the Guarantor, as the case may be, will pay to each Holder of such Securities (or to each Holder of the Securities on which such Guarantees are endorsed, as the case may be) as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Canadian Taxes had not been withheld or deducted, except as described in this Section 1005. However, no Additional Amounts will be payable with respect to a payment made to a Holder (such Holder, an “Excluded Holder”) in respect of the beneficial owner thereof:

(1) with which the applicable Issuer or the Guarantor, as the case may be, does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

(2) which is subject to such Canadian Taxes by reason of the Holder being a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payments thereunder;

(3) which is subject to such Canadian Taxes by reason of the Holder’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that the applicable Issuer or the Guarantor shall give written notice to the Trustee and the Holders of the Securities then outstanding of any change in such requirements); or

(4) which is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent that the Canadian Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such Securities.

The applicable Issuer or the Guarantor, as the case may be, will also:

(i) make such withholding or deduction; and

(ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The applicable Issuer or the Guarantor, as the case may be, will furnish to the Holders of the Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by such person.

The applicable Issuer will and, in the case of Guaranteed Securities, the applicable Issuer and the Guarantor will, jointly and severally, indemnify and hold harmless each Holder (other than an Excluded Holder) from and against and, upon written request, reimburse each such Holder for the amount (excluding any Additional Amounts that have previously been paid by the applicable Issuer or the Guarantor with respect thereto) of:

(1) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities or the Guarantees;

(2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(3) any Canadian Taxes imposed with respect to any reimbursement under clause (1) or (2) in this paragraph, but excluding any such Canadian Taxes on such Holder’s net income.

At least five (5) days prior to each date on which any payment under or with respect to the Securities is due and payable, if the applicable Issuer or the Guarantor will be obligated to pay Additional Amounts with respect to such payment, the applicable Issuer or the Guarantor, as the case may be, will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts (upon receipt by the Trustee from the applicable Issuer or Guarantor, as the case may be, of such Additional Amounts) to Holders on the date on which such payment is due and payable.

In any event, no Additional Amounts or indemnity amounts will be payable under the provisions set forth above in this Section 1005 in respect of any Security in excess of the Additional Amounts and the indemnity amounts which would be required if, at all relevant times, the Holder of such Security were a resident of the United States for purposes of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto.

Wherever in this Indenture, the Securities or the Guarantees there is mentioned, in any context, the payment of principal (or premium, if any), interest, if any, or any other amount payable under or with respect to a Security or Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The provisions of this Section 1005 shall survive any termination, defeasance, covenant defeasance or discharge of this Indenture or of any Securities and the repayment, redemption or other retirement of the Securities.

SECTION 1006. Payment of Taxes and Other Claims.

Each of the Issuers and the Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon such Issuer or the Guarantor, as the case may be, or upon the income, profits or property of such Issuer or the Guarantor, as the case may be, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any property of such Issuer or the Guarantor; provided, however, that such Issuer or the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007. Maintenance of Properties.

Each of the Issuers and the Guarantor will cause all its properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Issuer or the Guarantor, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times except to the extent that the failure to do so would not materially impair the operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section shall prevent or restrict the sale, abandonment or other disposition of any of such properties if such action is, in the judgment of such Issuer or the Guarantor, as the case may be, desirable in the conduct of the business of such Issuer or the Guarantor, as the case may be, and not disadvantageous in any material respect to the Holders.

SECTION 1008. Corporate Existence.

Subject to Article Eight, each of the Issuers and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate or other) and the rights (charter and statutory) and franchises of such Issuer or the Guarantor, as the case may be; provided, however, that such Issuer or the Guarantor, as the case may be, shall not be required to preserve any such right or franchise if such Issuer or the Guarantor, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Issuer or the Guarantor and its Subsidiaries as a whole, as the case may be.

SECTION 1009. Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien (except for Permitted Liens) on any Principal Assets securing payment of Indebtedness of the Company or any of its Subsidiaries unless the Securities (together with, at the Company’s option, any other obligations that are not subordinate in right of payment to the Securities) are secured equally and ratably with (or prior to) any and all obligations secured or to be secured by any such Lien and for so long as such obligations are so secured.

For greater certainty, the following shall not constitute Liens securing payment of Indebtedness:

(a) all rights reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary, or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof or to distrain against or to obtain a charge on any property or assets of the Company or any Restricted Subsidiary in the event of failure to make any such annual or other periodic payment;

(b) any Lien upon any Principal Asset in favor of any party to a joint development or operating agreement or any similar Person paying all or part of the expenses of developing or conducting operations for the recovery, storage, treatment, transportation or sale of the mineral resources of the Principal Asset (or property or assets with which it is united) that secures the payment to such Person of the Company’s or any Restricted Subsidiary’s proportionate part of such development or operating expenses;

(c) any acquisition by the Company or by any Restricted Subsidiary of any Principal Asset subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in precious metals or any other mineral or timber in place or the proceeds thereof; and

(d) any conveyance or assignment whereby the Company or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in precious metals or any other mineral or timber in place or the proceeds thereof.

SECTION 1010. Waiver of Certain Covenants.

The applicable Issuer and the Guarantor (in the case of Guaranteed Securities) may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Section 803 or Sections 1006 to 1009, inclusive, or, as specified pursuant to Section 301(18) for Securities of such series, in any covenants added to Article Ten pursuant to Section 301(18) in connection with Securities of such series, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of such series, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of such Issuer and the Guarantor and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of an Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the applicable Issuer, such Issuer shall, at least 60 days prior to the Redemption Date fixed by such Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the applicable Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

The Trustee shall promptly notify the applicable Issuer and the Guarantor (in the case of Guaranteed Securities) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) that the redemption is for a sinking fund, if such is the case,

(8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the Redemption Date or the amount of any such missing coupon or coupons will be deducted from the Redemption Price unless security or indemnity satisfactory to the applicable Issuer, the Trustee and any Paying Agent is furnished, and

(9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on such Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the applicable Issuer, on which such exchanges may be made.

Notice of redemption of Securities to be redeemed at the election of the applicable Issuer shall be given by such Issuer or, at such Issuer’s request, by the Trustee in the name and at the expense of such Issuer.

SECTION 1105. Deposit of Redemption Price.

Prior to any Redemption Date, the applicable Issuer shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if such Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the

Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date.

The applicable Issuer will cause the bank through which payment of funds to the Trustee or the Paying Agent will be made to deliver to the Trustee or the Paying Agent, as the case may be, by 10:00 a.m. (New York Time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the applicable Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the applicable Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States and Canada (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the applicable Issuer and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and Canada (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the applicable Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to such Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and such Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, each, in the case of Guaranteed Securities, having endorsed thereon a Guarantee executed by the Guarantor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108. Tax Redemption.

Unless otherwise specified pursuant to Section 301, the applicable Issuer shall have the right to redeem, at any time, the Securities of any series issued by such Issuer, in whole but not in part, at a Redemption Price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice and on the terms and subject to satisfaction of the other conditions described below, if (1) (a) as a result of any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the applicable Issuer or, if the Securities of such series are Guaranteed Securities, the Guarantor pursuant to Section 802) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date specified pursuant to Section 301(24) with respect to the Securities of such series and which in a written opinion to the applicable Issuer or, in the case of Guaranteed Securities, the Guarantor of legal counsel of recognized standing has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the applicable Issuer or, if the Securities of such series are Guaranteed Securities, the Guarantor becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Security of such series pursuant to Section 1005 or (b) on or after the date specified pursuant to Section 301(24) with respect to the Securities of such series, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the applicable Issuer or, if the Securities of such series are Guaranteed Securities, the Guarantor pursuant to Section 802) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to the applicable Issuer or the Guarantor, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the applicable Issuer or, in the case of Guaranteed Securities, the Guarantor of legal counsel of recognized standing, will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the applicable Issuer or, if the Securities of such series are Guaranteed Securities, the Guarantor becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Security of such series and (2) in any such case, the applicable Issuer or, if the Securities of such series are Guaranteed Securities, the Guarantor (or its successor pursuant to Section 802), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor pursuant to Section 802); provided, however, that (i) no such notice of redemption may be given earlier than 60 or later than 30 days prior to the earliest date on which the applicable Issuer or, if the Securities of such series are Guaranteed Securities, the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities of such series then due; (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect; and (iii) with respect to any jurisdiction of organization of any such successor other than Canada or any province or territory of Canada, or the United States, any state thereof or the District of Columbia, the consolidation, amalgamation, merger or other transaction that resulted in such successor becoming the successor to the applicable Issuer or the Guarantor was not undertaken for the primary purpose of redeeming the Securities of such series. Any redemption pursuant to this Section 1108 shall be effected in accordance with the other provisions of this Article Eleven, including, without limitation, the first paragraph of Section 1104.

In the event that the applicable Issuer elects to redeem the Securities of any series pursuant to this Section 1108, it shall deliver to the Trustee, prior to the giving of the notice of redemption to Holders, an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to this Section.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the applicable Issuer may at its option (1) deliver to the Trustee Outstanding Securities of such series (other than any previously called for redemption) theretofore purchased or otherwise acquired by such Issuer together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and/or (2) receive credit for the principal amount of Securities of such series which have been previously redeemed either at the election of such Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the applicable Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether such Issuer intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery such Issuer shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of such Issuer to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the applicable Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

Prior to any sinking fund payment date, the applicable Issuer shall pay to the Trustee or a Paying Agent (or, if such Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.

The applicable Issuer will cause the bank through which payment of funds to the Trustee or the Paying Agent will be made to deliver to the Trustee or the Paying Agent, as the case may be, by 10:00 a.m. (New York Time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the applicable Issuer, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of such Issuer, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by such Issuer) not in excess of the principal amount thereof.

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1301. Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1302. Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. Each of the Issuers covenants that, with respect to Securities issued by such Issuer, on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if such Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except, if applicable, as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1303. Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the applicable Issuer at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which such Issuer shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the applicable Issuer.

SECTION 1304. When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the applicable Issuer on the Repayment Date therein specified, and on and after such Repayment Date (unless such Issuer shall default in the payment of such Securities on such Repayment Date together with, if applicable, accrued interest, if any, thereon to the Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the applicable Issuer, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States and Canada (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the applicable Issuer and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and Canada (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 1305. Securities Repaid in Part.

Upon surrender of any Registered Security which is to be repaid in part only, the applicable Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the such Issuer, a new Registered Security or Securities of the same series each, in the case of Guaranteed Securities, having endorsed thereon the Guarantee executed by the Guarantor, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article Fourteen shall apply to each series of Securities, and the applicable Issuer or the Guarantor (in the case of Guaranteed Securities) may, at its option, effect defeasance of the Securities of a series under Section 1402, or covenant defeasance of a series under Section 1403 in accordance with the terms of such Securities and in accordance with this Article; provided, however, that, unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, the applicable Issuer or the Guarantor (in the case of Guaranteed Securities) may effect defeasance or covenant defeasance only with respect to all of the Securities of such series.

SECTION 1402. Defeasance and Discharge.

Upon the exercise by the applicable Issuer or the Guarantor of the above option applicable to this Section with respect to any Securities of a series, such Issuer and, in the case of Guaranteed Securities, the Guarantor shall each be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any related coupons on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the applicable Issuer and the Guarantor (in the case of Guaranteed Securities) shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any related coupons and Guarantees, respectively, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other provisions of this Indenture referred to in (A), (B), (C) and (D) below, and to have satisfied all their other obligations under such Securities and any related coupons and Guarantees, respectively, and this Indenture insofar as such Securities and any related coupons and Guarantees are concerned (and the Trustee, at the expense of the applicable Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any related coupons to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any related coupons when such payments are due, (B) the applicable Issuer’s, the Trustee’s and, if applicable, the Guarantor’s obligations with respect to such Securities under Sections 113, 114, 304, 305, 306, 1002, 1003, 1005 and 1108 (and any other applicable provisions of Article Eleven), (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the applicable Issuer or the Guarantor may exercise its option under this Section 1402 notwithstanding the prior exercise of the option under Section 1403 with respect to such Securities and any related coupons and Guarantees.

SECTION 1403. Covenant Defeasance.

Upon the exercise by the applicable Issuer or the Guarantor (in the case of Guaranteed Securities) of the above option applicable to this Section with respect to any Securities of a series, such Issuer and the Guarantor shall be released from their obligations under Article Eight and Sections 1006 through 1009, and, if specified pursuant to Section 301, their obligations under any other covenant, in each case with respect to such Outstanding Securities and any related coupons and Guarantees, respectively, on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any related coupons and Guarantees shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any related coupons and Guarantees, the applicable Issuer and, if applicable, the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of

Default under Section 501(4) or Section 501(9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any related coupons and Guarantees shall be unaffected thereby.

SECTION 1404. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any related coupons:

(1) The applicable Issuer or, in the case of Guaranteed Securities, the Guarantor has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any related coupons, (A) an amount (in such Currency in which such Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of or premium, if any, or interest, if any, or any other sums due under such Securities and any related coupons, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, and any other sums due under such Outstanding Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, or any other sums and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities and any related coupons. Before such a deposit, the applicable Issuer may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) In the case of an election under Section 1402, the applicable Issuer or the Guarantor (in the case of Guaranteed Securities) shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) such Issuer or the Guarantor, as the case may be, has received from, or there has been published by, the

Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any related coupons will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(3) In the case of an election under Section 1403, the applicable Issuer or the Guarantor (in the case of Guaranteed Securities) shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Securities and any related coupons will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4) The applicable Issuer or the Guarantor (in the case of Guaranteed Securities) has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the Holders of such Outstanding Securities and any related coupons will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal and provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Securities include Holders who are not resident in Canada).

(5) The Guarantor (in the case of Guaranteed Securities) is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) and the applicable Issuer is not an “insolvent person” under the relevant legislation in the jurisdiction of the applicable Issuer, in each case, on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(6) No Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to such Securities or any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6), (7) and (8) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(7) The applicable Issuer or the Guarantor (in the case of Guaranteed Securities) has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

(8) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the applicable Issuer or the Guarantor (in the case of Guaranteed Securities) is a party or by which it is bound.

(9) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(10) The applicable Issuer or the Guarantor (in the case of Guaranteed Securities) shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of such Outstanding Securities and any related coupons shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any related coupons and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine (other than, with respect only to defeasance pursuant to Section 1402, any Issuer or the Guarantor or any of their respective Affiliates), to the Holders of such Securities and any related coupons of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(1) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1404(1) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1404(1) has been made, the indebtedness represented by such Security and any related coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such

Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The applicable Issuer and the Guarantor (in the case of Guaranteed Securities), as the case may be, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any related coupons.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the applicable Issuer or the Guarantor (in the case of Guaranteed Securities), as the case may be, from time to time upon request of such Issuer or the Guarantor any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1406. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the applicable Issuer and the Guarantor (in the case of Guaranteed Securities) under this Indenture and such Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if such Issuer makes any payment of principal of (or premium, if any) or interest, if any, on any such Security or any related coupon following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Securities and any related coupons to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIFTEEN

GUARANTEE OF GUARANTEED SECURITIES

SECTION 1501. Guarantee.

The Guarantor hereby unconditionally and irrevocably guarantees to each Holder of a Guaranteed Security of each series authenticated and delivered by the Trustee and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Guaranteed Security, the due and punctual payment of any Additional Amounts that may be payable with respect to such Guaranteed Security, and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of this Indenture. In case of the failure of the applicable Subsidiary Issuer punctually to make any such payment of principal, premium, if any, or interest, or any Additional Amounts that may be payable with respect to any Guaranteed Security, or any such sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the applicable Subsidiary Issuer.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Guaranteed Security or this Indenture, any failure to enforce the provisions of any Guaranteed Security or this Indenture, or any waiver, modification or indulgence granted to the applicable Subsidiary Issuer with respect thereto or hereto, by the Holder of any Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of any Guaranteed Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of this Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the applicable Subsidiary Issuer, any right to require a proceeding first against the applicable Subsidiary Issuer, protest or notice with respect to any Guaranteed Security or the indebtedness evidenced thereby or with respect to any Additional Amounts that may be payable with respect to such Guaranteed Security or any sinking fund or analogous payment required under any Guaranteed Security and all demands whatsoever, and covenants that its obligations under this Article Fifteen and the Guarantees will not be discharged except by payment in full of the principal of, premium, if any, and interest on and any Additional Amounts that may be payable with respect to the Guaranteed Securities.

The Guarantor shall be subrogated to all rights of the Holder of any Guaranteed Security and the Trustee against the applicable Subsidiary Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Article Fifteen and its Guarantee of such Security; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Guaranteed Securities of the same series issued under this Indenture and any Additional Amounts with respect to such Guaranteed Securities shall have been paid in full.

SECTION 1502. Execution and Delivery of Guarantees.

The Guarantees to be endorsed on the Guaranteed Securities of each series shall include the terms of the guarantees set forth in Section 1501 and any other terms that may be set forth in the form established pursuant to Section 204 with respect to such series. The Guarantor hereby agrees to execute the Guarantees, in a form established pursuant to Section 204, to be endorsed on each Guaranteed Security authenticated and delivered by a Trustee.

The Guarantees shall be executed on behalf of the Guarantor by its Chairman, its Chief Executive Officer, its President or a Vice President, together with any one of the Secretary, an Assistant Secretary, the Treasurer or Assistant Treasurer of the Guarantor. The signature of any of these officers on the Guarantees may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Guarantees.

Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securities on which such Guarantees are endorsed or did not hold such offices at the date of such Securities.

The delivery of any Guaranteed Security by a Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor. The Guarantor hereby agrees that its Guarantee set forth in Section 1501 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Guaranteed Security.

SECTION 1503. Notice to Trustee.

The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which prohibits the making of any payment to or by the Trustee in respect of the Guarantee pursuant to the provisions of this Article Fifteen.

SECTION 1504. This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of, premium, if any, or interest on the Guaranteed Securities by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

ARTICLE SIXTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1601. Purposes for Which Meetings May Be Called.

If Securities of a series are issuable, in whole or in part, as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1602. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1601, to be held at such time and at such place in The City of New York or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time an Issuer, pursuant to a Board Resolution, the Guarantor (in the case of Guaranteed Securities) or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1601, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then such Issuer, the Guarantor or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York or in Toronto, Ontario, Canada for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 1603. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the applicable Issuer and the Guarantor (in the case of Guaranteed Securities) and their respective counsel.

SECTION 1604. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in

Section 1602(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for lack of a quorum the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1604, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 1605. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by an Issuer, the Guarantor (in the case of Guaranteed Securities) or by Holders of Securities as provided in Section 1602(b), in which case such Issuer, the Guarantor or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him (determined as specified in the definition of “Outstanding” in Section 101); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1602 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1606. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1602 and, if applicable,

Section 1604. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the applicable Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

*    *    *    *     *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BARRICK GOLD CORPORATION, as Issuer and Guarantor

By:
Name:
Title:

By:
Name:
Title:

BARRICK GOLD FINANCECO LLC, as Issuer

By:
Name:
Title:

By:
Name:
Title:

BARRICK NORTH AMERICA FINANCE LLC, as Issuer

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF SECURITY

*[Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the [Company/applicable Subsidiary Issuer] (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

*[This Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a Person other than DTC or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or nominee of such successor Depositary) may be registered except in limited circumstances.]

[BARRICK GOLD CORPORATION] [BARRICK GOLD FINANCECO LLC] [BARRICK

NORTH AMERICA FINANCE LLC]

    % [Debenture] [Note] [due] [Due]

No.                          $

CUSIP:

[Barrick Gold Corporation, a corporation incorporated under the laws of the Province of Ontario] [[Barrick Gold Financeco LLC] [Barrick North America Finance LLC], a limited liability company formed under the laws of the State of Delaware] (herein called [the “Company”] [the “Subsidiary Issuer”], which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum of $                     (                                         DOLLARS) on [date and year], at the office or agency of the [Company] [Subsidiary Issuer] referred to below, and to pay interest thereon on [date and year], and semi-annually thereafter on [date] and [date] in each

*	Include if Securities are to issued in global form. At the time of this writing, DTC will not accept global securities with an aggregate principal amount in excess of $500,000,000. If the aggregate principal amount of the offering exceeds this amount, use more than one global security.

year, from [date and year],** or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of     % per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue principal, [premium, if any,] or interest at the rate borne by this Security from the date on which such overdue principal, [premium, if any,] or interest becomes payable to the date payment of such principal, [premium, if any,] or interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities of this series, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the [Company] [Subsidiary Issuer] has caused this instrument to be duly executed.

Dated:	[BARRICK GOLD CORPORATION]

[BARRICK GOLD FINANCECO LLC]

[BARRICK NORTH AMERICA FINANCE LLC]

By

By

**	Insert date from which interest is to accrue or, if the Securities are to be sold “flat”, the closing date of the offering.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By
Authorized Officer

*[GUARANTEE

OF

BARRICK GOLD CORPORATION

For value received, Barrick Gold Corporation, a corporation incorporated under the laws of the Province of Ontario, having its principal executive offices at Brookfield Place, Canada Trust Tower, Suite 3700, 161 Bay Street, Toronto, Ontario, Canada M5J 2S1 (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security, the due and punctual payment of any Additional Amounts that may be payable with respect to such Security, [and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any,]** when and as the same shall become due and payable, whether on the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of [Barrick Gold Financeco LLC] [Barrick North America Finance LLC], a limited liability company formed under the laws of the State of Delaware (herein called the “Subsidiary Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest, or any Additional Amounts that may be payable with respect to such Security [or any such sinking fund or analogous payment]**, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Subsidiary Issuer.

*	Include if Securities are to issued by Barrick Gold Financeco LLC or Barrick North America Finance LLC.
**	Include if the Securities are subject to a sinking fund

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Subsidiary Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, [or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article Five of such Indenture.]* The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Subsidiary Issuer, any right to require a proceeding first against the Subsidiary Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any Additional Amounts that may be payable with respect to such Security [or any sinking fund or analogous payment required under such Security]** and all demands whatsoever, and covenants that its obligations under this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest and any Additional Amounts that may be payable with respect to such Security.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Subsidiary Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture and any Additional Amounts that may be payable with respect to such Securities shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts that may be payable with respect to [, and any sinking fund or analogous payments with respect to,]** the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

*	Include if an Original Issue Discount Security
**	Include if the Securities are subject to a sinking fund

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

BARRICK GOLD CORPORATION

By
Name:
Title:

By
Name:
Title:

[Form of Reverse]

This Security is one of a duly authorized issue of securities of the [Company] [Subsidiary Issuer] designated as its     % [Debentures] [Notes] [due] [Due]                                                   (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below [and except as provided in the second succeeding paragraph]) in aggregate principal amount to $[      ,000,000], which may be issued under an indenture (herein called the “Indenture”) dated as of                     , 2008 among Barrick Gold Corporation, Barrick Gold Financeco LLC, Barrick North America Finance LLC and The Bank of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, [the Subsidiary Issuer, the Guarantor]*, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. [This Security is a global Security representing $[      ,      ,000] aggregate principal amount [at maturity]** of the Securities of this series.]***

Payment of the principal of (and premium, if any,) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and, in the case of Holders in Ontario, in Toronto, Ontario, Canada, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the [Company] [Subsidiary Issuer] (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained in the United States by the Person entitled to such payment as specified in the Security Register. [Notwithstanding the foregoing, payments of principal, premium, if any, and interest on a global Security registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds.] Principal paid in relation to any Security of this series at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

[As provided for in the Indenture, the [Company] [Subsidiary Issuer] may from time to time without notice to, or the consent of, the Holders of the Securities, create and issue additional Securities of this series under the Indenture, equal in rank to the Outstanding Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Securities of this series or except for the first payment of interest following the issue date of the new Securities of this series) so that the new Securities of this series shall be consolidated and form a single series with the Outstanding Securities of this series and have the same terms as to status, redemption or otherwise as the Outstanding Securities of this series.]****

*	Include if Securities are to be issued by Barrick Gold Financeco LLC or Barrick North America Finance LLC.
**	Include if a discount security.
***	Include in a global Security.
****	Include if this series of Securities will be reopened pursuant to Section 301 of the Indenture.

[The [Company] [Subsidiary Issuer] will pay to the Holder of this Security such Additional Amounts and other amounts as may be payable under Section 1005 of the Indenture. Whenever in this Security there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.]*****

[The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice, at any time after [date and year], as a whole or in part, at the election of the [Company] [Subsidiary Issuer] [, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning [date], of the years indicated:

Year	Redemption Price	Year	Redemption Price
	%		%
	%		%
	%		%

and thereafter] at 100% of the principal amount, together in the case of any such redemption with accrued interest, if any, to the Redemption Date, all as provided in the Indenture.]*

[The Securities of this series are also subject to redemption on [date] in each year commencing in [year] through the operation of a sinking fund, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, all as provided in the Indenture. The sinking fund provides for the [mandatory] redemption on [date] in each year beginning with the year [year] of $                     aggregate principal amount of Securities of this series. [In addition, the [Company] [Subsidiary Issuer] may, at its option, elect to redeem up to an additional $                     aggregate principal amount of Securities of this series on any such date.] Securities of this series acquired or redeemed by the [Company] [Subsidiary Issuer] (other than through operation of the sinking fund) may be credited against subsequent [mandatory] sinking fund payments.]**

*****	Include if Additional Amounts are payable pursuant to Section 1005.
*	Include if the Securities are subject to redemption or replace with any other redemption provisions applicable to the Securities.
**	Include if the Securities are subject to a sinking fund.

[The Securities of this series are subject to repayment at the option of the Holders thereof on [Repayment Date(s)] at a Repayment Price equal to     % of the principal amount, together with accrued interest to the Repayment Date, all as provided in the Indenture. To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof (or the Holder’s attorney duly authorized in writing), must be received by the [Company] [Subsidiary Issuer] at its office or agency maintained for that purpose in New York, New York not earlier than 45 days nor later than 30 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the [Company] [Subsidiary Issuer].]***

[The Securities of this series are subject to redemption, in whole but not in part, at the option of the [Company][Subsidiary Issuer] at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable Redemption Date, all on the terms and subject to the conditions set forth in Section 1108 of the Indenture].****

In the case of any redemption [repayment] of Securities of this series, interest installments whose Stated Maturity is on or prior to the Redemption Date [Repayment Date] will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates according to their terms and the provisions of Section 307 of the Indenture. Securities of this series (or portions thereof) for whose redemption [repayment] payment is made or duly provided for in accordance with the Indenture shall cease to bear interest from and after the Redemption Date [Repayment Date].

In the event of redemption [repayment] of this Security in part only, a new Security or Securities of this series for the unredeemed [unpaid] portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of [and accrued but unpaid interest on] all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the [Company] [Subsidiary Issuer] on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default applicable to the Securities of this series, upon compliance by the [Company] [Subsidiary Issuer], with certain conditions set forth therein, which provisions apply to this Security.

***	Include if the Securities are subject to repayment at the option of the Holders.
****	Include if Additional Amounts are payable pursuant to Section 1005.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the [Company] [Subsidiary Issuer] [and the Guarantor]* and the rights of the Holders under the Indenture at any time by the [Company] [Subsidiary Issuer] [the Guarantor]* and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all the Securities of this series, to waive compliance by the [Company] [Subsidiary Issuer] [and the Guarantor]* with certain provisions of the Indenture and also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series with respect to which a Default shall have occurred and shall be continuing, on behalf of the Holders of all Outstanding Securities of such affected series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the [Company] [Subsidiary Issuer], which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the [Company] [Subsidiary Issuer], upon surrender of this Security for registration of transfer at the office or agency of the [Company] [Subsidiary Issuer] maintained for such purpose in the Borough of Manhattan, The City of New York and Toronto, Ontario duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the [Company] [Subsidiary Issuer] and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the [Company] [Subsidiary Issuer] may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

*	Include if Securities are to be issued by Barrick Gold Financeco LLC or Barrick North America Finance LLC.

Prior to the time of due presentment of this Security for registration of transfer, the [Company] [Subsidiary Issuer], the Trustee and any agent of the [Company] [Subsidiary Issuer] or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the [Company] [Subsidiary Issuer], the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security of this series for any period in any calendar year (the “calculation period”) is equivalent is the rate payable under a Security of this series in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

[If at any time, (i) the Depositary for the Securities of this series notifies the [Company] [Subsidiary Issuer] that it is unwilling or unable to continue as Depositary for the Securities of this series or if at any time the Depositary for the Securities of this series shall no longer be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended and a successor Depositary is not appointed by the [Company] [Subsidiary Issuer] within 90 days after the [Company] [Subsidiary Issuer] receives such notice or becomes aware of such condition, as the case may be, [or] (ii) the [Company] [Subsidiary Issuer] determines that the Securities of this series shall no longer be represented by a global Security or Securities [or (iii) any Event of Default shall have occurred and be continuing with respect to the Securities of this series]*, then in such event the [Company] [Subsidiary Issuer] will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities of this series in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities of this series to the Persons in whose names such Securities of this series are so registered.]**

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All references herein to “dollars” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time should be legal tender for the payment of public and private debts, and all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

*	Include, if applicable.
**	Include for global security.

[OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the [Company] [Subsidiary Issuer] to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to     % of the principal amount thereof, together with accrued interest to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 45 days prior to the Repayment Date and not later than 30 days prior to the Repayment Date by the [Company] [Subsidiary Issuer] at its office or agency in New York, New York.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $            .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000): $            .

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

ASSIGNMENT FORM*

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(INSERT ASSIGNEE’S SOC. SEC., SOC. INS. OR TAX ID NO.)

(Print or type assignee’s name, address and zip or postal code)

and irrevocably appoint

agent

to transfer this Security on the books of the [Company] [Subsidiary Issuer]. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
(Signature must be guaranteed by a commercial bank or trust company, by a member or members’ organization of The New York Stock Exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934)

*	Omit if a global security

EXHIBIT B

FORMS OF CERTIFICATION

EXHIBIT B-1

FORM OF CERTIFICATE TO BE GIVEN BY

PERSON ENTITLED TO RECEIVE BEARER SECURITY

OR TO OBTAIN INTEREST PAYABLE PRIOR

TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description

of Securities to be delivered]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are not owned by any person(s) that is a citizen or resident of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, U.S. Treasury Regulations provide otherwise; any estate whose income is subject to U.S. federal income tax regardless of its source or; a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (B) a trust in existence on August 20, 1996, and treated as a United States person before this date that timely elected to continue to be treated as a United States person (“United States persons(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of U.S. financial institutions (financial institutions, as defined in U.S. Treasury Regulation Section 1.165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of U.S. financial institutions and who hold the Securities through such U.S. financial institutions on the date hereof (and in either case (a) or (b), each such U.S. financial institution hereby agrees, on its own behalf or through its agent, that you may advise [Barrick Gold Corporation] [Barrick Gold Financeco LLC] [Barrick North America Finance LLC] or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by U.S. or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a U.S. or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$]             of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]
[Name of Person Making Certification]

(Authorized Signatory)
Name:
Title:

EXHIBIT B-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CLEARSTREAM IN

CONNECTION WITH THE EXCHANGE OF A PORTION OF A

TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST

PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description

of Securities to be delivered]

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]             principal amount of the above-captioned Securities (i) is not owned by any person(s) that is a citizen or resident of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, U.S. Treasury Regulations provide otherwise; any estate whose income is subject to U.S. federal income tax regardless of its source or; a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (B) a trust in existence on August 20, 1996, and treated as a United States person before this date that timely elected to continue to be treated as a United States person (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of U.S. financial institutions (financial institutions, as defined in U.S. Treasury Regulation Section 1.165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of U.S. financial institutions and who hold the Securities through such U.S. financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise [Barrick Gold Corporation] [Barrick Gold Financeco LLC] [Barrick North America Finance LLC] or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by U.S. or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, as Operator of the Euroclear System] [CLEARSTREAM]

By

B-4